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                                                                EXHIBIT 10.20



                         EDAC TECHNOLOGIES CORPORATION

                        1996 EMPLOYEE STOCK OPTION PLAN


I.   Purpose.

     The purpose of the Edac Technologies Corporation 1996 Employee Stock Option Plan is: (1) to promote the long-term growth and profitability of Edac Technologies Corporation (the "Company") and its subsidiaries; (2) to provide employees and directors of the Company and its subsidiaries with an incentive to achieve long-term corporate objectives; (3) to attract and retain employees and directors of outstanding competence; and (4) to provide employees and directors with a stake in the Company's long-term success.


II.  Definitions.

     The following terms shall have the meanings shown:


     2.1 "Board of Directors" shall mean the Board of Directors of the Company.

     2.2 "Code" shall mean the Internal Revenue Code of 1986, as the same shall be amended from time to time.

     2.3 "Committee" shall mean the Stock Option Committee designated by the Board of Directors. If no Stock Option Committee is designated, the "Committee" shall mean the Compensation Committee of the Board of Directors.

     2.4 "Common Stock" shall mean $.0025 par value common stock of the Company.

     2.5 "Fair Market Value" as of a given date shall mean the average of the closing bid and the closing asked prices of a share of Common Stock on such date on the National Association of Securities Dealers Automated Quotation System or, if no such sales were reported on such date, on the next preceding date on which sales were reported.

     2.6 "Options" shall mean the options to purchase Common Stock granted pursuant to this Plan.

     2.7 "Participant" shall mean an individual who has been granted an Option under the Plan.


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     2.8  "Plan" shall mean the Edac Technologies Corporation 1996 Employee
Stock Option Plan.

     2.9 "Subsidiary" shall mean any corporation which, at the time an option is granted, qualifies as a subsidiary corporation under section 425(f) of the Code or any similar provision hereafter enacted.

III. General.

     3.1  Administration.

     (a) The Plan shall be administered by the Committee.

     (b) The Committee shall have the authority, in its sole discretion, from time to time: (i) to grant Options; (ii) to prescribe such limitations, restrictions and conditions upon any such Options as the Committee shall deem appropriate; and (iii) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or action unanimously adopted in writing without a meeting, shall be the action of the Committee.

     (c) All such actions shall be final, conclusive and binding upon all Participants under the Plan. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan.

     3.2 Participation. The Committee may grant Options under the Plan to any director, officer or employee of the Company or any of its Subsidiaries who the Committee believes has contributed or who has the ability to contribute to the long-term success of the Company. In granting such awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the Participant, his or her potential long-term contributions to profitability and sound growth of the Company and such other factors as the Committee may deem relevant.

IV. Option Terms and Conditions.

     The grant of an Option shall be evidenced by a written option agreement in a form approved by the Committee. Such Option shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent


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with the Plan, which the Committee may deem appropriate.

     4.1 Exercise Period. The term of each Option shall be for such period as the Committee shall determine, but for not more than ten years from the date of grant thereof, or, if longer, one year after the date such Option may first be exercised. No Option may be exercised more than 90 days after a Participant's termination of employment or directorship, whichever is applicable, except for termination for death, disability or retirement after age 55, in which case no Option may be exercised more than one year after termination.

     4.2 Option Price. The option price per share for the Common Stock covered by any Option shall be determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted.

     4.3 Exercise of Option. An Option may be exercised from time to time by written notice by the Participant to the Secretary of the Company of his intent to exercise the Option with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant on receipt by the Secretary of the Company of (i) such notice; (ii) payment for such shares; and (iii) such other items or documentation as the Committee shall reasonably request of the Participant.

     4.4 Payment of Purchase Price on Exercise. Each option agreement shall provide that the purchase price for the shares with respect to which an Option is exercised shall be paid to the Company at the time of exercise in cash.

V.   Aggregate Limitation on Shares of Common Stock.

     Shares of Common Stock which may be issued pursuant to Options granted under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Company as treasury stock. The number of shares of Common Stock reserved for issuance under the Plan shall not exceed 300,000 shares, subject to adjustments pursuant to paragraph 6.8. Any shares of Common Stock subject to an Option which for any reason either terminates unexercised or expires unexercised shall again be available for issuance under the Plan.

VI.  Miscellaneous.

     6.1 General Restriction. Any Option granted under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body or any other agreement or consent is necessary or desirable as a condition of the granting of an Option or issuance of Common Stock on exercise of an


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Option, such grant or issuance may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee.

     6.2 Nonassignability; Holding Period. No Option granted under this Plan may be: (a) assigned or transferred by the Participant, except by will or by the laws of descent and distribution, or (b) exercised for at least six months after the date of grant. During the life of the Participant, any Option shall be exercisable only by such individual.

     6.3 Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under this Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate for such shares.

     6.4 Investment Representation. Each Option agreement may provide, upon demand by the Committee, that the Participant or recipient shall deliver to the Committee at the time of any exercise of any Option a written representation that the shares to be acquired under such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares.

     6.5 No Right to Employment. Nothing in this Plan or in any agreement entered into pursuant to it shall confer upon any Participant the right to continue in the employment of the Company or a Subsidiary or affect any right which the Company or a Subsidiary may have to terminate the employment of such Participant.

     6.6 Nonuniform Determinations. The Committee's determinations under this Plan (including, without limitation, its determinations of the persons to receive Options) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under this Plan, whether or not such persons are similarly situated.

     6.7 No Rights as Shareholders. Recipients of Options under this Plan shall have no rights as shareholders of the Company with respect thereto unless and until certificates for shares of Common Stock are issued to them.

     6.8 Adjustment of Stock. If a change occurs in the outstanding Common Stock of the Company due to any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Committee shall appropriately adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted


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under this Plan, the option price of such Options and any and all other adjustments deemed appropriate by the Committee to prevent substantial dilution or enlargement of the rights granted to a Participant. The Committee's determination hereunder shall be final and binding on all parties.

     6.9 Amendment or Termination of this Plan. The Committee, with the approval of the Board of Directors, may, at any time, terminate this Plan or any part thereof and may, from time to time, amend this Plan as it may deem advisable. The termination or amendment of this Plan shall not, without the consent of the Participant, affect such Participant's rights under Options previously granted.


VII. Effective Date of the Plan.

     The effective date of the Plan shall be _______________, 1996.